UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009 (October 14, 2009)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-153356 (Commission File Number)	26-2875286 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14 2009, the board of directors of Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”) voted to increase the size of the board from five to seven persons and elected Mr. Gerald W. Grupe to serve as an independent director and Mr. Barry L. Lazarus, our president and chief operating officer, to serve as a director.  Neither Mr. Grupe nor Mr. Lazarus has yet been named to any committees of the board.  There are no arrangements or understandings between Mr. Grupe or Mr. Lazarus and any other persons pursuant to which either was selected as a director.  In addition, since the date of our formation, there have been no transactions, and there are no currently proposed transactions, as to which we were or are to be a party in which Mr. Grupe or Mr. Lazarus or any member of their respective immediate families, had, or will have, a direct or indirect material interest.  Messrs. Grupe, an independent director, will receive compensation consistent with our independent director compensation arrangements.  We will not compensate any director that also is an employee of our business manager or its affiliates.

Item   8.01.

Other Events.

On October 14, 2009, our board of directors declared distributions payable to stockholders of record each day beginning on the close of business on October 15, 2009 through the close of business on December 31, 2009.  The distributions for the period covering October 15, 2009 through December 31, 2009 will be calculated at a rate of $0.00164384 per share, per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a purchase price of $10.00 per share.  Distributions payable to each stockholder of record during October, November or December 2009, as the case may be, will be aggregated and paid monthly in arrears, on November 3, 2009 for distributions declared for October record dates and on December 3, 2009 for distributions declared for November record dates.  Distributions declared for December record dates will be paid on January 4, 2010.

Our board also declared a cash distribution payable to all stockholders of record as of the close of business on October 14, 2009, in an amount equal to $0.02301376 per share, which equates to $0.00164384 per day for the first fourteen days of October.  This additional distribution will be paid on the November 3, 2009.

We will not use any of the net proceeds from the offering to fund these distributions.

We intend to continue paying distributions for future periods in the amounts and at times as determined by our board.  We anticipate that some or all of the monies needed to pay these distributions will be funded from capital contributions that our sponsor, Inland Real Estate Investment Corporation (referred to herein as “IREIC”), has advised us that it intends to fund.  IREIC will not receive any additional shares of our common stock for making any of these contributions.  IREIC previously invested $200,000 at the time of our formation.  We will not use any of this contribution to fund distributions.  There is no assurance that IREIC will continue to contribute monies to fund future distributions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date: October 20, 2009	By:	/s/ Barry L. Lazarus
	Name:	Barry L. Lazarus
	Title:	President